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                             VORNADO REALTY TRUST

                  (a Maryland real estate investment trust)

                     Common Shares of Beneficial Interest


                              PRICING AGREEMENT
                              -----------------


                                                                 April 26, 1995



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.
 as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1209

Dear Ladies and Gentlemen:

            Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Purchase Agreement, dated April 26, 1995 (the "Purchase Agreement"), to issue and sell to the several Underwriters listed on Schedule I hereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc. and Goldman, Sachs & Co. are acting as representatives (the "Representatives"), the Securities specified herein (the "Offered Securities"). This agreement is the Pricing Agreement relating to the Offered Securities referred to in the Purchase Agreement.

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     Each of the provisions of the Purchase Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 1 of the Purchase Agreement shall be deemed to be a representation or warranty as of the date of the Purchase Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Offered Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Purchase Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Purchase
Agreement are used herein as therein defined. The address of the Underwriters referred to in Section 11 of the Purchase Agreement is c/o Merrill Lynch & Co., Merrill Lynch World Headquarters, North Tower, World Financial Center, New
York, New York 10281-1209, Attention: Richard B. Saltzman.

    An amendment to the Registration Statement, or the Prospectus Supplement, as the case may be, relating to the Offered Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Purchase Agreement incorporated herein by reference, the Company agrees to issue and to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth herein, the number of Offered Securities.

    The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Additional Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to herein for the sole purpose of covering over-allotments in the sale of the Firm Offered Securities. Any such election to purchase Additional Offered Securities may be exercised by notice from the Representatives to the Company specifying the number of Additional Offered Securities to be purchased and the date on which such Additional Offered Securities are to be delivered.

    Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Underwriters as follows:

    1.   Total number of Offered Securities to be issued: 2,875,000.

              Firm Shares: 2,500,000.
              Additional Shares (maximum): 375,000.

                                     2

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           2.   Initial public offering price per share:  $34.00.

           3.   Purchase price to be paid by the Underwriters:  $32.198.

           4. Specified Funds for payment of the purchase price: Next day funds.

           5. Closing date, time and location: Wednesday, May 3, 1995 at 10:00 a.m., New York time, at the New York office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York,
                New York 10022.

           6.   Listing:  New York Stock Exchange.

           7.   Names and addresses of Representatives:

                MERRILL LYNCH & CO.
                Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
                ALEX. BROWN & SONS INCORPORATED
                DEAN WITTER REYNOLDS INC.
                GOLDMAN, SACHS & CO.
                 as Representatives of the several Underwriters
                 c/o Merrill Lynch & Co.
                Merrill Lynch World Headquarters
                North Tower
                World Financial Center
                New York, New York 10281-1209

           8.   Other Requirements:

                This Agreement shall be governed by the laws of the State of New York.

                               -----------------


        If the foregoing is in accordance with your understanding of the agreement between you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts (including the provisions of the



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Purchase Agreement incorporated by reference herein) shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Purchase Agreement.


                                        Very truly yours,

                                        VORNADO REALTY TRUST

                                        By: /s/ Steven Roth
                                           -----------------------------------
                                           Name:  Steven Roth
                                           Title: Chairman and Chief Executive
                                                     Officer


Accepted as of the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By: /s/ Daniel A. Rubenstein
    ------------------------------
  Name:  Daniel A. Rubenstein
  Title: Vice President

For itself and as Representatives of the several
Underwriters named in Schedule I hereto.



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                                                                Schedule I
                                                                    to
                                                             Pricing Agreement


                             VORNADO REALTY TRUST

                     Common Shares of Beneficial Interest


                                                              Number of
                  Underwriter                               Common Shares
                  -----------                               -------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                        243,750
Alex. Brown & Sons Incorporated                                 243,750
Dean Witter Reynolds Inc.                                       243,750
Goldman, Sachs & Co.                                            243,750
    as Representatives of the several Underwriters

Donaldson, Lufkin & Jenrette Securities Corporation             100,000
A.G. Edwards & Sons, Inc.                                       100,000
Oppenheimer & Co., Inc.                                         100,000
PaineWebber Incorporated                                        100,000
Prudential Securities Incorporated                              100,000
Smith Barney Inc.                                               100,000
Advest, Inc.                                                     50,000
Cowen & Company                                                  50,000
Doft & Co., Inc.                                                 50,000
Fahnestock & Co. Inc.                                            50,000
First Albany Corporation                                         50,000
Furman Selz Incorporated                                         50,000
Gruntal & Co., Incorporated                                      50,000
Janney Montgomery Scott Inc.                                     50,000
Edward D. Jones & Co.                                            50,000
Kemper Securities, Inc.                                          50,000
Ladenburg, Thalmann & Co. Inc.                                   50,000
C.J. Lawrence/Deutsche Bank Securities Corporation               50,000
Legg Mason Wood Walker, Incorporated                             50,000
Parker/Hunter Incorporated                                       50,000



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                                                              Number of
                  Underwriter                               Common Shares
                  -----------                               -------------

Scott & Stringfellow, Inc.                                       50,000
Tucker Anthony Incorporated                                      50,000
Dominick & Dominick, Incorporated                                25,000
C.L. King & Associates, Inc.                                     25,000
Pennsylvania Merchant Group Ltd.                                 25,000
Sturdivant & Co., Inc.                                           25,000
Utendahl Capital Partners, L.P.                                  25,000
                                                              ---------
                  Total                                       2,500,000
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